UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2008, American International Group, Inc. (“AIG”) determined to terminate, effective no later than April 1, 2009, the AIG Supplemental Incentive Savings Plan, the AIG Executive Deferred Compensation Plan, the SunAmerica Executive Savings Plan and 11 other legacy elective deferred compensation plans of AIG subsidiaries that AIG assumed in connection with acquisitions.
Under all 14 plans, participants were able to defer receipt of earned compensation. No deferrals will be made under these plans after December 31, 2008, but participants’ accounts will remain invested and continue to accrue earnings until the date the account balances are distributed. All deferred account balances will be paid in cash to plan participants in the first quarter of 2009.
As of November 12, 2008, the aggregate account balances in these plans of AIG’s current executive officers were: William N. Dooley—$21,095; Jacob A. Frenkel—$8,564; David L. Herzog—$371,422; Robert E. Lewis—$32,171; Win J. Neuger—$607,953; Jay S. Wintrob—$1,897,876; and Frank G. Wisner—$100,030.
As of November 12, 2008, all participants in AIG’s Senior Partners Plan (including each of the preceding) together held an aggregate of $5,959,001 in account balances in these plans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: November 18, 2008	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary